Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Realogy Holdings Corp. of our report dated February 23, 2021 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Realogy Holdings Corp.’s Annual Report on Form 10-K for the year ended December 31, 2020.
/s/ PricewaterhouseCoopers LLP
Florham Park, New Jersey
May 5, 2021
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